Exhibit 15.1

462 7th Avenue

14th Floor

New York, NY 10018

P:  (212) 302-7900

F:  (212) 244-2932

www.aecpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-146265) and Forms F-3 (File Nos. 333-114504 and 333-130632) of ViryaNet Ltd. of our report dated July 15, 2011, relating to the financial statements of the Company included in this Annual Report on Form 20-F for the year ended December 31, 2010.

/s/ Arik Eshel, CPA & Assoc., PC
New York, NY, USA
July 15, 2011